UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

AmeriGas Partners, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13692	23-2787918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 337-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2019, the Board of Directors of AmeriGas Propane, Inc. (the “General Partner”), the general partner of AmeriGas Partners, L.P. (“AmeriGas Partners”), appointed Craig Dadamo, age 35, to serve as Controller and Chief Accounting Officer of the General Partner, effective March 18, 2019.  Mr. Dadamo succeeds Laurie A. Bergman, who, as previously announced, was appointed to serve as the Vice President, Chief Accounting Officer and Corporate Controller of UGI Corporation, the parent of the General Partner, effective February 11, 2019.

Mr. Dadamo currently serves as the General Partner’s Assistant Controller, a position that he has held since 2017.  He joined the General Partner in 2014 as Director, Financial Reporting and SOX Compliance.  Prior to joining the General Partner, Mr. Dadamo served as a divisional financial controller at CTDI (a global engineering, repair, and logistics company) from 2013 to 2014, Audit Manager at The Campbell Soup Company from 2009 to 2013, and Senior Associate at KPMG from 2006 to 2009.

Mr. Dadamo will participate in the General Partner’s executive annual bonus plan as well as the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan On Behalf of AmeriGas Partners, L.P. and the UGI Corporation 2013 Omnibus Incentive Compensation Plan.  The General Partner’s Compensation/Pension Committee approved a long-term equity award for Mr. Dadamo with a total value of $98,000.  Approximately 30% of the award will consist of UGI Corporation stock options and 70% of the award will consist of AmeriGas Partners, L.P. performance units with dividend equivalents that may be earned at the end of the 2019-2021 measurement period.  Each performance unit represents the right of the recipient to receive a Common Unit and cash equal to distributions paid during the performance period if specified performance goals and other conditions are met.

Mr. Dadamo will participate in the General Partner’s benefit plans, including the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan (the “SERP”) and the AmeriGas Propane, Inc. Executive Employee Severance Plan (the “Severance Plan”).  Descriptions of the General Partner’s SERP and Severance Plan are included in Item 11, Executive Compensation, of AmeriGas Partners’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

In order to receive benefits under the Severance Plan, Mr. Dadamo is required to execute a release discharging the General Partner and its subsidiaries from liability for any claims he may have against any of them, other than claims for amounts or benefits due him under any plan, program or contract provided by or entered into with the General Partner or its subsidiaries.  The Severance Plan also requires Mr. Dadamo to ratify any post-employment activities agreement in effect and to cooperate in attending to matters pending at the time of termination of employment.

In addition to the benefits set forth above, company-paid life and disability insurance is generally available to all employees.  Mr. Dadamo will also be eligible for certain executive perquisites.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriGas Partners, L.P.

March 15, 2019	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and General Counsel, Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.